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                                                                    Exhibit 23.2


                    CONSENT OF SAMIL PRICEWATERHOUSECOOPERS


We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Koninklijke Philips Electronics N.V. of our report dated January 26, 2005, relating to the consolidated financial statements of LG.Philips LCD Co., Ltd. and its subsidiaries, which appears in the Form 20-F/A of Koninklijke Philips Electronics N.V., filed with the Commission on April 28, 2005.

/s/ Samil PricewaterhouseCoopers
--------------------------------

Samil PricewaterhouseCoopers

Seoul, Korea,
May 26, 2005